UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

CF Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 323-7331

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 24, 2017, CF Corporation, a Cayman Islands exempted company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FGL US Holdings Inc., a Delaware corporation and wholly owned indirect subsidiary of the Company (“Parent”), FGL Merger Sub Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”), and Fidelity & Guaranty Life, a Delaware corporation (“FGL”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into FGL in accordance with the Delaware General Corporation Law (the “DGCL”), with FGL surviving the merger as a wholly owned indirect subsidiary of the Company (the transactions contemplated by the Merger Agreement, the “Business Combination”).

Merger Consideration

Pursuant to the Merger Agreement, at the time of closing (the “Effective Time”), each issued and outstanding share of FGL common stock, par value $0.01 per share (the “FGL Common Stock”), immediately prior to the Effective Time (other than any shares of FGL Common Stock owned by FGL as treasury stock or by any FGL subsidiary or owned by the Company, Parent, Merger Sub or any other subsidiary of the Company (which will be cancelled and no payment will be made with respect thereto), shares granted pursuant to the Company Equity Plan (as defined in the Merger Agreement) or with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) will be cancelled and converted automatically into the right to receive $31.10 in cash, without interest (the “Merger Consideration”). The Merger Agreement permits FGL to pay out a regular quarterly cash dividend on FGL Common Stock prior to the closing of the transaction in an amount not in excess of $0.065 per share, per quarter (the per share amount of FGL’s most recently declared quarterly dividend).

At the Effective Time, each (i) option to purchase shares of FGL Common Stock, (ii) restricted share of FGL Common Stock and (iii) performance-based restricted stock unit relating to shares of FGL Common Stock, in each case, whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of (1) the number of shares subject to the award (for restricted stock units, determined at the target performance level), multiplied by (2) the Merger Consideration (less the exercise price per share in the case of stock options). Each stock option and restricted stock unit relating to shares of Fidelity & Guaranty Life Holdings, Inc., a subsidiary of FGL (“FGLH”), whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of (A) the number of shares of FGLH stock subject to the award, multiplied by (B) $176.32 (less the exercise price in the case of such stock options), and each dividend equivalent held in respect of a share of FGLH stock (a “DER”), whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the amount accrued with respect to such DER.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants by the Company, Parent, Merger Sub and FGL.

Conditions to Closing

Consummation of the Business Combination is subject to satisfaction or waiver of customary closing conditions, including, among others, approval by the Company’s shareholders of the Merger Agreement and the issuance of the Company’s ordinary shares in connection with the Business Combination, approval by FGL’s stockholders and delivery at least twenty (20) days prior to the Closing (as defined in the Merger Agreement) of an information statement to be filed with (and cleared by) the U.S. Securities and Exchange Commission (the “SEC”) in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), absence of specified adverse laws or orders, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain regulatory approvals, including approval by the Iowa Insurance Department, the New York Department of Financial Services and the Vermont Department of Financial Regulation.

Following the execution of the Merger Agreement, FS Holdco II Ltd. (“FS Holdco”), a wholly owned subsidiary of HRG Group, Inc. (“HRG”) and FGL’s majority stockholder, executed and delivered to FGL and the Company an irrevocable written consent approving and adopting the Merger Agreement and the transactions contemplated thereby. As a result, the holders of a majority of the outstanding shares of FGL Common Stock have adopted and approved the Merger Agreement.

1

Termination

The Merger Agreement contains customary termination rights, including, among others, (i) by mutual written consent of the Company and FGL, (ii) by the Company or FGL if the Business Combination is prohibited by law, (iii) by the Company or FGL if the Company does not obtain approval of its shareholders and (iv) by the Company or FGL if the Business Combination is not consummated prior to January 24, 2018, subject to extension under certain circumstances. Upon termination of the Merger Agreement under specified circumstances, FGL may be required to pay a termination fee to the Company in an aggregate amount of $50,000,000.

In addition, Blackstone Tactical Opportunities Fund II L.P. (“BTO Fund”), certain affiliated funds of GSO Capital Partners LP (“GSO”) and Fidelity National Financial, Inc. (“FNF”) have executed limited guaranties in favor of FGL to guarantee, in the event of the termination of the Merger Agreement as a result of the Company’s, Parent’s or Merger Sub’s intentional and material breach or fraud, the payment of a portion of any damages determined in a final judgment by a court or governmental authority or pursuant to a settlement by written agreement of the parties to the Merger Agreement, up to a specified portion of the total transaction value.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, FGL or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Equity Commitment Letters

In connection with the Merger Agreement, the Company obtained the following equity commitment letters for the purpose of funding the Business Combination consideration and related transactions and paying the costs and expenses incurred in connection therewith (the “Equity Commitment Letters”):

BTO Fund Equity Commitment Letter

Pursuant to equity commitment letters (the “BTO Fund Equity Commitment Letters”) from BTO Fund, dated as of May 24, 2017, BTO Fund has committed, on the terms and subject to the conditions set forth therein, at the Closing, to purchase, or cause the purchase of, equity of the Company (the terms of which are described more fully under the section “Investor Agreement” below) for an aggregate cash purchase price of $225 million (the “BTO Fund Commitment”). BTO Fund is an investment fund under common control with CFS Holdings (Cayman) L.P. (“CFS”), a shareholder of the Company and a party to one of the forward purchase agreements between the Company, CF Capital Growth, LLC and each of the counterparties thereto (the “Forward Purchase Agreements”).

The obligation of BTO Fund to fund the BTO Fund Commitment will terminate automatically and immediately upon the earliest to occur of (a) the Closing (upon funding), (b) the termination of the Merger Agreement in accordance with its terms and (c) FGL or any of its affiliates or representatives asserting any claim against BTO Fund in connection with the Merger Agreement or any of the transactions contemplated by the BTO Fund Equity Commitment Letters or the Merger Agreement, subject to certain exceptions.

2

FNF Equity Commitment Letters

Pursuant to equity commitment letters (the “FNF Equity Commitment Letters”) from FNF, dated as of May 24, 2017, FNF has committed, on the terms and subject to the conditions set forth therein, at the Closing, to purchase, or cause the purchase of, equity of the Company (the terms of which are described more fully under the section “Investor Agreement” below) for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of $195 million to offset any redemptions of the Company’s ordinary shares in connection with the shareholder vote to approve the Business Combination) on or after the date of the FNF Equity Commitment Letters and prior to the Closing (the “FNF Commitment”). The Company’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF.

The obligation of FNF to fund the FNF Commitment will terminate automatically and immediately upon the earliest to occur of (a) the Closing (upon funding), (b) the termination of the Merger Agreement in accordance with its terms and (c) FGL or any of its affiliates or representatives asserting any claim against FNF in connection with the Merger Agreement or any of the transactions contemplated by the FNF Equity Commitment Letters or the Merger Agreement, subject to certain exceptions.

GSO Equity Commitment Letters

Pursuant to equity commitment letters (the “GSO Equity Commitment Letters”) from GSO, dated as of May 24, 2017, GSO has committed, on the terms and subject to the conditions set forth therein, to purchase, or cause the purchase of, preferred shares of the Company (the terms of which are described more fully under the section “GSO Side Letter” below) for an aggregate cash purchase price equal to (x) $275 million plus (y) up to an aggregate of $465 million to offset any redemptions of the Company’s ordinary shares in connection with the shareholder vote to approve the Business Combination) on or after the date of the GSO Equity Commitment Letters and prior to the Closing (the “GSO Commitment”).

The obligation of GSO to fund the GSO Commitment will terminate automatically and immediately upon the earliest to occur of (a) the Closing (upon funding), (b) the termination of the Merger Agreement in accordance with its terms and (c) FGL or any of its affiliates or representatives asserting any claim against GSO or any of its affiliates in connection with the Merger Agreement or any of the transactions contemplated by the GSO Equity Commitment Letters or the Merger Agreement, subject to certain exceptions.

Forward Purchase Backstop Equity Commitment Letters

Pursuant to equity commitment letters (the “Forward Purchase Backstop Equity Commitment Letters”) from BTO Fund and FNF, dated as of May 24, 2017, (i) BTO Fund has committed, on the terms and subject to the conditions set forth therein, at the Closing, to purchase, or cause the purchase of, equity of the Company for an aggregate cash purchase price equal to one-third (1/3) of the aggregate amount, if any, not funded by one or more purchasers under the Forward Purchase Agreements at or prior to the Closing pursuant to the Forward Purchase Agreements (the “FPA Shortfall”), up to an aggregate amount of $100 million, and (ii) FNF has committed, on the terms and subject to the conditions set forth therein, at the Closing, to purchase, or cause the purchase of, equity of the Company for an aggregate cash purchase price equal to two-thirds (2/3) of the FPA Shortfall, up to an aggregate amount of $200 million (the “Forward Purchase Backstop Commitments”).

In exchange for providing the Forward Purchase Backstop Commitments, promptly following the Closing, the Company will pay to BTO Fund or its designated affiliate the amount of $1.5 million and to FNF the amount of $3.0 million, with such amounts payable whether or not any portion of the Forward Purchase Backstop Commitment is ultimately required to be funded.

The obligation of the parties to the Forward Purchase Backstop Equity Commitment Letters (the “Forward Purchase Backstop Parties”) to fund the Forward Purchase Backstop Commitments will terminate automatically and immediately upon the earliest to occur of (a) the Closing (upon funding), (b) the termination of the Merger Agreement in accordance with its terms and (c) FGL or any of its affiliates or representatives asserting any claim against any Forward Purchase Backstop Party in connection with the Merger Agreement or any of the transactions contemplated by the Forward Purchase Backstop Equity Commitment Letters or the Merger Agreement, subject to certain exceptions.

The Equity Commitment Letters include an aggregate of $57 million in commitments that relate to the Company’s purchase of the Acquired Companies (as defined in Item 8.01 herein) pursuant to the Share Purchase Agreement described under Item 8.01 herein, of which $23 million would be used to offset a portion of net redemptions, if any, by public

3

shareholders of the Company in connection with the shareholder vote to approve the Business Combination and $9 million would be used to fund any FPS Shortfall.

Investor Agreement

As an inducement for each of BTO Fund, GSO and FNF (collectively, the “Investor Agreement Parties”) to enter into the limited guaranties (described above) in connection with the Business Combination, the Company entered into an investor letter agreement, dated May 24, 2017, with the Investor Agreement Parties (the “Investor Agreement”), pursuant to which the Company agreed that, without the Investor Agreement Parties’ prior written consent, the Company would not amend, modify, grant any waiver of any condition under or seek to terminate any of the transaction agreements relating to the Business Combination, or take any action concerning settlements, stipulations or judgments with or by government authorities or make any regulatory filings contemplated by the Merger Agreement, subject in each case to certain exceptions and qualifications.

Pursuant to the Investor Agreement, the terms of the equity to be issued pursuant to the Equity Commitment Letters will be as follows:

•	With respect to the BTO Fund Commitment under the BTO Fund Equity Commitment Letters and the Forward Purchase Backstop Equity Commitment Letters, BTO Fund will purchase ordinary shares of the Company.

•	With respect to the FNF Commitment described in the FNF Equity Commitment Letters, FNF will purchase (i) $135 million of ordinary shares for $10.00 per share, and (ii) $100 million of preferred shares, plus additional amounts, if any, pursuant to FNF’s commitment to offset a portion of the redemptions of the Company’s ordinary shares and warrants on the terms as set forth in the term sheet attached to that certain GSO Side Letter (as defined below).

•	In the event that holders of ordinary shares redeem their shares in connection with the Business Combination, a certain portion of the GSO Commitment and the FNF Commitment, as described in their respective commitment letters, shall be allocated pro rata based on their aggregate commitments thereunder.

The Investor Agreement further provides that the Investor Agreement Parties will receive registration rights on customary terms with respect to the ordinary shares, preferred shares and warrants (and the ordinary shares underlying such warrants) issued pursuant to the Equity Commitment Letters.

GSO Side Letter

On May 24, 2017, the Company entered into a side letter agreement with GSO (the “GSO Side Letter”), which provides that the preferred shares to be issued to GSO and FNF under the GSO Side Letter and the Investor Agreement, respectively, will have a 30-year maturity, a dividend rate of 7.5% per annum, payable quarterly in cash or additional preferred shares of the Company, at the Company’s option, and will not be convertible into ordinary shares of the Company. In the event that any material indebtedness of the Company or any of its subsidiaries is accelerated, the dividend rate on all preferred shares will increase incrementally by 2.0%.

From the tenth anniversary of the funding date, upon GSO’s request, the Company is required (subject to customary black-out provisions) to re-market the preferred equity on customary terms.  The Company must offer the re-marketed equity with (i) a dividend rate up to 10-year treasury rate plus up to 8%; and (ii) up to 7 years of non-call protection.  To the extent market conditions make such re-marketing impracticable, the Company may temporarily delay such re-marketing provided that the preferred equity is re-marketed within six months of the date of GSO’ initial request.  If the proceeds from any sales resulting from such marketing are less than the outstanding balance of the applicable preferred shares (including dividends paid in kind and unpaid accrued dividends), the Company will issue common equity to the holders of the preferred shares with an aggregate value (calculated at a 8% discount to the 30-day VWAP) equal to such difference.

In the event that preferred equity is issued pursuant to GSO’s and FNF’s backstop commitments, and only if such backstop commitments are funded, pursuant to their respective Equity Commitment Letters, the GSO Side Letter and the Investor Agreement, then the dividend rate on all preferred shares will increase incrementally and ratably up to maximum of 12.0% on the following dates: first, on the funding date of the purchase of such preferred equity; second, on the six month anniversary of such funding date; and third, on the twelve month anniversary of such funding date. The preferred shares will be callable at any time by the Company, subject to specified multiples on invested capital. The terms of the preferred equity are expected to include customary covenants for senior preferred equity, including limitations on debt incurrence, equity issuances and payments of dividends. The preferred equity will rank senior in priority to all other existing and future equity securities of the Company with respect to distribution rights and liquidation preference. In addition, holders of preferred equity are expected to have board observation and customary registration rights with respect to such shares.

Pursuant to the GSO Side Letter, for the period from the date of the GSO Side Letter until the earlier of (a) the mutual agreement by the parties thereto not to execute definitive documentation relating to the GSO Commitment, (b) the Closing Date, and (c) the first anniversary of the GSO Side Letter, the Company agreed (i) not to, directly or indirectly solicit, participate in any negotiations or discussion with or provide or afford access to information to any third party with respect to, or otherwise effect, facilitate, encourage or accept any offers for the purchase or provision of the preferred equity to be issued to GSO pursuant to the GSO Commitment Letters (the “GSO Preferred Equity”) or any alternative equity or debt financing arrangements, in each case, to be put in place in connection with the Business Combination in replacement of the GSO

4

Preferred Equity or any portion thereof (other than pursuant to the Equity Commitment Letters, Forward Purchase Agreements or the debt commitment letter), and (ii) if the Business Combination is not consummated and the Company pursues an alternative transaction with FGL within the period ending on the first anniversary of the GSO Side Letter, and another financing source or institution proposes to provide financing in connection with such alternative transaction, the Company will provide GSO a reasonable opportunity to provide such financing in lieu of any other financing source or institution on equivalent terms.

GSO Fee Letter

As consideration for the GSO Commitment (including the backstop commitment) and the agreements of GSO under the GSO Commitment Letters, limited guaranty and the GSO Side Letter, the Company also entered into a fee letter agreement with GSO, dated May 24, 2017 (the “GSO Fee Letter”), pursuant to which the Company has agreed to pay to GSO the following fees at Closing:

•	the original issue discount of $5.5 million in respect of the preferred shares issued to GSO (the “GSO OID”);

•	a commitment fee of $6.975 million (the “GSO Commitment Fee”);

•	penny warrants convertible, in the aggregate, for 3.3% of the Company’s ordinary shares (on a fully diluted basis) (the “GSO Investment Warrants”); and

•	if, and to the extent, any amount of the preferred equity under GSO’s backstop commitment is funded (the “GSO Backstop Equity”), then (x) a funding fee of 0.5% of the amount of the GSO Backstop Equity that is funded (together with the GSO OID and the GSO Commitment Fee, the “GSO Closing Payments”), and (y) penny warrants attached to the GSO Backstop Equity that are convertible, in the aggregate, for the result of (1) the proportion of the GSO Backstop Equity that is funded, and (2) 3.5% of the Company’s ordinary shares (on a fully diluted basis) (together with the GSO Investment Warrants, the “GSO Warrants”).

The GSO Closing Payments will be paid as a reduction of the purchase price payable by GSO for the preferred equity under the GSO Commitment Letters. The Company has also agreed to pay or reimburse GSO for fees and expenses of counsel in connection with GSO’s anticipated purchase of the preferred equity.

FNF Fee Letter

As consideration for the FNF Commitment (including the backstop commitment) and the agreements of FNF under the FNF Commitment Letters and limited guaranty, the Company also entered into a fee letter agreement with FNF (the “FNF Fee Letter”), dated May 24, 2017, pursuant to which the Company has agreed to pay to FNF the following fees at Closing:

•	the original issue discount of $2.0 million in respect of the preferred shares issued to FNF (the “FNF OID”)

•	a commitment fee of $2.925 million (the “FNF Commitment Fee”);

•	penny warrants convertible, in the aggregate, for 1.2% of the Company’s ordinary shares (on a fully diluted basis) (the “FNF Investment Warrants”); and

•	if, and to the extent, any amount of the preferred equity under FNF’s backstop commitment is funded (the “FNF Backstop Equity”), (x) a funding fee of 0.5% of the amount of the FNF Backstop Equity that is funded (together with the FNF OID and the FNF Commitment Fee, the “FNF Closing Payments”), and (y) penny warrants attached to the FNF Backstop Equity that are convertible, in the aggregate, for the result of (1) the proportion of the FNF Backstop Equity that is funded, and (2) 1.5% of the Company’s ordinary shares (on a fully diluted basis) (together with the FNF Investment Warrants, the “FNF Warrants”).

The FNF Closing Payments will be paid as a reduction of the purchase price payable by FNF for the preferred equity under the FNF Equity Commitment Letters. The Company has also agreed to pay or reimburse FNF for fees and expenses of counsel in connection with FNF’s anticipated purchase of the preferred equity.

5

Debt Commitment Letter

On May 24, 2017, Parent, an indirect wholly owned subsidiary of the Company, entered into a commitment letter with Royal Bank of Canada (“RBC”) and RBC Capital Markets, LLC (the “Debt Commitment Letter”), pursuant to which RBC committed to make available to Parent and a co-borrower to be determined by Parent and BTO Fund (together with its affiliates, “Blackstone” and, Parent and Blackstone, collectively, the “Sponsors”) in accordance with the terms of the Debt Commitment Letter, on the Closing Date (as defined in the Debt Commitment Letter), to the extent the specified borrowers do not receive $425 million of gross proceeds from the issuance of senior unsecured notes on the Closing Date, $425 million of senior unsecured increasing rate loans (“Bridge Loans”) for the purpose of, among other things, repaying and terminating the existing indebtedness of FGLH, a wholly owned subsidiary of FGL, under its revolving credit facility and senior unsecured notes indenture. To the extent that the Sponsors or Parent elect to not repay and terminate such existing indebtedness of FGLH on or prior to the Closing Date, then the commitments of RBC in respect of the Bridge Loans will be reduced in accordance with the terms of the Debt Commitment Letter.

The Bridge Loans will accrue interest at a rate of LIBOR plus 5.25% for the first three months following the Closing Date. Thereafter, the interest rate will increase by 0.50% every three months up to an amount agreed between Parent and RBC. The Bridge Loans will mature on the first anniversary of the Closing Date (the “Maturity Date”). On the Maturity Date, any Bridge Loan that has not been previously repaid in full will be automatically converted into a senior unsecured term loan that is due on the date that is eight years after the Closing Date.

On May 31, 2017, Parent, RBC, RBC Capital Markets, LLC, Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated entered into an amended and restated Debt Commitment Letter, pursuant to which Bank of America became an Initial Lender (as defined in the Debt Commitment Letter) and has agreed to provide 50% of the Bridge Loans.

Amendments to Forward Purchase Agreements

On May 24, 2017, the Company entered into amendments (the “FPA Amendments”) to the Forward Purchase Agreements to which it and BilCar, LLC, CC Capital Management, LLC and CFS (the “Amendment Parties”) are parties, pursuant to which the Amendment Parties agreed, among other things, to add FGL as a third party beneficiary of such Forward Purchase Agreements, to prohibit assignments and amendments of such Forward Purchase Agreements without FGL’s consent and to entitle FGL to specific performance of such Forward Purchase Agreements. Furthermore, the FPA Amendment to the Forward Purchase Agreement with CFS provides that CFS shall not be excused from its obligation to purchase the Forward Purchase Securities (as defined in the Forward Purchase Agreements) in connection with the Business Combination without the consent of FGL.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Company’s ordinary shares, preferred shares, warrants and ordinary shares issuable pursuant to the exercise of such warrants is incorporated by reference herein. The ordinary shares, preferred shares, warrants and ordinary shares issuable pursuant to the exercise of such warrants, in each case that may be issued in connection with the transactions contemplated by the Business Combination will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On May 24, 2017, the Company and Parent entered into a Share Purchase Agreement with Front Street Re (Delaware) Ltd. (“FSRD”), a Delaware corporation and a wholly owned indirect subsidiary of HRG, pursuant to which, subject to the terms and conditions set forth therein, Parent has agreed to purchase from FSRD all of the issued and outstanding shares of (i) Front Street Re (Cayman) Ltd., an exempted company incorporated in the Cayman Islands with limited liability and (ii) Front Street Re Ltd., an exempted company incorporated in Bermuda with limited liability (collectively, the “Acquired Companies”). The purchase price will be $65 million, subject to customary adjustments for transaction expenses. The definitive documentation contains customary representations, warranties and indemnification obligations. HRG has further agreed to reduce the purchase price, and to indemnify Parent, for dividends and other value transfers by the Acquired Companies to HRG and its affiliates from December 31, 2016 through the closing. The closing of the transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory

6

approvals, as well as the consummation of the Business Combination. As noted above, in connection therewith, the Company entered into equity commitment letters with BTO Fund, GSO and FNF and a forward purchase agreement backstop letter agreement with BTO Fund and FNF for an aggregate amount of $57 million, $23 million of which would be used to offset a portion of net redemptions, if any, by public shareholders of the Company in connection with the shareholder vote to approve the Business Combination and $9 million of which would be used to fund any FPA Shortfall.

In addition, on May 24, 2017, the Company, HRG, FS Holdco and Parent agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the Business Combination and the deemed stock purchases of FGL’s subsidiaries. Such an election is only applicable to HRG and could have the effect of reducing the amount of taxable gain taken into account by HRG in connection with the Business Combination. In the event FS Holdco elects to make such an election, it will be required to pay Parent $30 million, plus the amount, if any, by which FGL’s and its subsidiaries’ incremental current tax costs that are attributable to such election exceed $6 million, and Parent will be required to pay FS Holdco the amount, if any, by which FGL’s and its subsidiaries’ incremental current tax savings that are attributable to such election exceed $6 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Company incorporates by reference the Exhibit Index following the signature page to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and FGL’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations and projections with respect to future performance and anticipated financial impacts of the Business Combination (including without limitation regarding value creation, share price appreciation and return on equity), the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and FGL’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company or FGL following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of the Company or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals (including approval from insurance regulators) required to complete the transactions contemplated by the Merger Agreement; (5) the ability to achieve tax and operational efficiencies or to achieve incremental investment returns from asset management; (6) the ability to identify and consummate accretive, value added acquisitions; (7) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on a stock exchange following the Business Combination; (8) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (9) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (10) costs related to the Business Combination; (11) changes in applicable laws or regulations; (12) the possibility that FGL or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (13) other risks and uncertainties identified in the Company’s proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s and FGL’s other filings with the SEC. The foregoing list of factors is not exclusive. Readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this report.

7

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any vote in any jurisdiction in respect of the Business Combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Important Information for Investors and Shareholders

In connection with the proposed Business Combination, the Company intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the shareholders of the Company and will contain important information about the proposed Business Combination and related matters. The Company’s shareholders and other interested persons are advised to read, when available, the proxy statement in connection with the Company’s solicitation of proxies for the extraordinary general meeting of shareholders to be held to approve the proposed Business Combination because the proxy statement will contain important information about the proposed Business Combination. When available, the definitive proxy statement will be mailed to the Company’s shareholders as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed Business Combination. The Company’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 17, 2017. Additional information will be available in the proxy statement for the Business Combination when it becomes available.

FGL and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

8

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF CORPORATION

	By:	/s/ Douglas B. Newton
Name: Douglas B. Newton
Title: Chief Financial Officer

Dated: May 31, 2017

9

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 24, 2017, by and between the Company, FGL US Holdings Inc., FGL Merger Sub Inc. and Fidelity & Guaranty Life.

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

10